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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)      June 7, 2000
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                    LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.
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            (Exact Name Of Registrant As Specified In Its Charter)

                            The Kingdom of Belgium
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                (State or Other Jurisdiction of Incorporation)

              0-27296                                      N/A
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     (Commission File Number)             (I.R.S. Employer Identification No.)

     52 Third Avenue, Burlington, Massachusetts                   01803
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(Address of Principal Executive Offices in the U.S.)            (Zip Code)

                                (781) 203-5000
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             (Registrant's Telephone Number, Including Area Code)


         (Former Name or Former Address, if Changed Since Last Report)
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Item 2.          Acquisition or Disposition of Assets.
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     On June 7, 2000, we acquired Dragon Systems, Inc. ("Dragon") through its merger with and into one of our wholly-owned subsidiaries. Dragon, headquartered in Newton, Massachusetts, is a leading supplier of speech and language technology. Dragon's product offerings include continuous and discrete dictation products for consumer, business and professional markets, command and control programs, vertical market add-on vocabularies for specialized applications, such as legal and medical, customized telephony solutions, and developers' tools. We intend to continue the business of Dragon.

     In connection with the merger, we issued approximately 10.01 million shares of our common stock to the stockholders of Dragon in exchange for all of the outstanding shares of common stock of Dragon. In addition, we converted all outstanding Dragon stock options into options to acquire approximately 1.65 million shares of our common stock at a weighted average exercise price of $20.15 per share. Also in connection with the acquisition, we repaid a $3 million term loan on behalf of Dragon. We determined the consideration for the acquisition through arms' length negotiation with Dragon and the stockholders of Dragon. We intend to use the purchase method to account for this acquisition.

     The shares issued in the merger initially were not registered under the U.S. Securities Act of 1933, as amended (the "Act"), and are subject to restrictions on transfer as set forth in the Act and the rules and regulations of the U.S. Securities and Exchange Commission. We have granted the stockholders of Dragon registration rights for the shares of our common stock which they received in the merger. Principal stockholders of Dragon have agreed not to sell approximately 4.69 million of the shares which they received in the merger for a period of four months, and approximately 4.69 million shares for a period of one year. These stockholders have also assigned voting rights to all the shares, subject to the restrictions on transfer, to entities controlled by Messrs. Jo Lernout and Pol Hauspie.

     Prior to the transaction described above, neither Dragon nor the stockholders of Dragon had any material relationship with us or any of our affiliates, directors or officers or any associate of any such director or officer.

Item 7.          Financial Statements and Exhibits.
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(a)     Financial Statements of business acquired:

        Not filed herewith. To be filed by amendment not later than sixty (60) days after this report is filed.

(b)     Pro Forma financial information:

        To be filed by amendment.

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(c)     Exhibits:

          2.1 Agreement and Plan of Merger dated as of March 27, 2000, by and among the Registrant, L&H Holdings USA, Inc., a Delaware corporation and a direct, wholly owned subsidiary the Registrant, Dragon Systems, Inc., a Delaware corporation, and the principal stockholders of Dragon.

          2.2 Amendment No. 1, dated as of May 25, 2000, to the Agreement and Plan of Merger dated as of March 27, 2000, by and among the Registrant, L&H Holdings USA, Inc., a Delaware corporation and a direct, wholly owned subsidiary the Registrant, Dragon Systems, Inc., a Delaware corporation, and the principal stockholders of Dragon.

          4.1 Registration Rights Agreement, dated as of June 7, 2000, by and among the Registrant, L&H Holdings USA, Inc., Dragon Systems, Inc., Janet M. Baker and Seagate Technology, Inc.

          4.2 Stockholders' Agreement, dated as of June 7, 2000, by and among the Registrant, JKBaker LLC, JMBaker LLC, Seagate, LLC, Roth Special LLC, CFB Gilbert LLC, RGB Rumpole LLC (each a Delaware limited liability company), James K. Baker, Janet M. Baker, Robert Roth, Seagate Technology, Inc., the Paul G. Bamberg Trust, the Cherry F. Bamberg Trust, LEHA, a Netherlands foundation, L&H Holding N.V., a Belgian corporation, L&H Holding III, a Luxembourg corporation, Oldco N.V., a Belgian corporation, and L&H Investment Company, a Belgian corporation.

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                                   SIGNATURE
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        LERNOUT & HAUSPIE SPEECH
                                        PRODUCTS N.V.
Dated:  June 22, 2000


                                        By: /s/ Carl Dammekens
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                                        Carl Dammekens
                                        Chief Financial Officer and Senior Vice
                                        President of Finance

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